UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Spire Global, Inc.

(Name of Registrant as Specified In Its Charter)

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SPIRE GLOBAL, INC. 8000 TOWERS CRESCENT DRIVE SUITE 1100 VIENNA, VIRGINIA 22182

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held at 10:00 am Eastern Time on Wednesday, June 1, 2022

Dear Stockholders of Spire Global, Inc.:

We cordially invite you to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Spire Global, Inc., a Delaware corporation, to be held on June 1, 2022 at 10:00 am Eastern Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting virtually by visiting www.proxydocs.com/SPIR, where you will be able to listen to the meeting live, submit questions and vote online.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by telephone or by mail.

We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two Class I directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 4, 2022 as the record date for the Annual Meeting. Stockholders of record on April 4, 2022 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

The accompanying proxy statement and our annual report can be accessed by visiting: www.proxydocs.com/SPIR. You will be asked to enter the 12-digit control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.

By order of the Board of Directors,

Peter Platzer

Chief Executive Officer, President and Chairperson of the Board

Vienna, Virginia

April 22, 2022

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	35

Policies and Procedures for Related Party Transactions	38

OTHER MATTERS	38

Delinquent Section 16(a) Reports	38

Fiscal Year 2021 Annual Report and SEC Filings	39

SPIRE GLOBAL, INC.

PROXY STATEMENT

FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

to be held at 10:00 am Eastern Time on Wednesday, June 1, 2022

GENERAL INFORMATION

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2022 annual meeting of stockholders of Spire Global, Inc. (“Spire,” the “Company,” “we,” “us” or similar terms), a Delaware corporation, and any postponements, adjournments, or continuations thereof (the “Annual Meeting”).

The Company’s predecessor corporation was NavSight Holdings, Inc. (“NavSight”), a special purpose acquisition company. On August 16, 2021 (the “Closing Date”), Spire Global Subsidiary, Inc. (formerly known as Spire Global, Inc.) (“Legacy Spire”) closed its merger with NavSight pursuant to the terms of the Business Combination Agreement, dated as of February 28, 2021, by and among NavSight, Legacy Spire, NavSight Merger Sub, Inc., a wholly owned subsidiary of NavSight (“NavSight Merger Sub”), and Peter Platzer, Theresa Condor, Jeroen Cappaert, and Joel Spark (the “Business Combination Agreement”). As a result, NavSight Merger Sub merged with and into Legacy Spire, the separate corporate existence of NavSight Merger Sub ceased, and Legacy Spire continued as the surviving corporation and a wholly owned subsidiary of NavSight (the “Merger,” such consummation, the “Closing”). NavSight then changed its name to Spire Global, Inc. (together with its consolidated subsidiaries, “New Spire” or “Spire”) and Legacy Spire changed its name to Spire Global Subsidiary, Inc. Prior to the Merger, the Company’s shares and warrants were traded on the New York Stock Exchange (“NYSE”) under the ticker symbols “NSH” and “NSH.WS,” respectively. On the Closing Date, the Company’s Class A common stock and warrants began trading on the NYSE under the ticker symbols “SPIR” and “SPIR.WS,” respectively.

The Annual Meeting will be held on Wednesday, June 1, 2021 at 10:00 am Eastern Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting virtually by visiting www.proxydocs.com/SPIR, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 22, 2022 to all stockholders entitled to vote at the Annual Meeting. The proxy materials and our 2021 annual report can be accessed by following the instructions in the Notice.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on?

You are being asked to vote on:

•	the election of two Class I directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;

•	a proposal to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and

•	any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

•	“FOR” the election of the Class I director nominees named in this proxy statement; and

•	“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

How many votes are needed for approval of each proposal?

Proposal No. 1: Each director is elected by a majority of the votes cast with respect to the election of directors at the Annual Meeting. A majority of votes cast means that the voting power of the shares cast “For” a director’s election exceeds the voting power of the shares cast “Against” that director. Abstentions and broker non-votes will have no effect on the outcome of the vote. You may vote “For” or “Against” for each nominee for election as a director. If the nominee does not receive a majority of the votes cast “For” their election, they will be required by our bylaws to resign or will be subject to removal. For more information, see “Proposal No. 1—Election of Directors—Vote Required—Resignation Requirement”.

Proposal No. 2: The ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2022, requires the affirmative “For” vote of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Who is entitled to vote?

Holders of our Class A and Class B common stock as of the close of business on April 4, 2022, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 139,592,053 shares of our Class A common stock outstanding and 12,058,614 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to nine votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank, or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee as “street name stockholders.”

Are a certain number of shares required to be present at the Annual Meeting?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•

by Internet prior to the Annual Meeting at www.proxypush.com/SPIR, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 31, 2022 (have your Notice or proxy card in hand when you visit the website);

•	by toll-free telephone at 1-866-484-1877, until 11:59 p.m. Eastern Time on May 31, 2022 (have your Notice or proxy card in hand when you call);

•	by completing and mailing your proxy card (if you received printed proxy materials); or

•

by attending the Annual Meeting virtually by visiting www.proxydocs.com/SPIR, where you may vote and submit questions during the meeting (please have your Notice or proxy card in hand when you visit the website).

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to direct your broker, bank, or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will generally have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you (and failure to provide instructions on these matters will result in a “broker non-vote”).

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•

entering a new vote by Internet or by telephone; completing and returning a later-dated proxy card; notifying the Corporate Secretary and General Counsel of Spire Global, Inc. (the “Corporate Secretary”), in writing, at Spire Global, Inc., 8000 Towers Crescent Drive, Suite 1100, Vienna, Virginia 22182; or

attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy). If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Annual Meeting?

You will be able to attend the Annual Meeting virtually, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.proxydocs.com/SPIR. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The Annual Meeting webcast will begin promptly at 10:00 am Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 am Eastern Time, and you should allow ample time for the check-in procedures.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Peter Platzer, Thomas Krywe and Ananda Martin have been designated as proxy holders by our board of directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 22, 2022 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies by telephone, by electronic communication, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials, to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at:

Spire Global, Inc.

Attention: Corporate Secretary

8000 Towers Crescent Drive, Suite 1100

Vienna, Virginia 22182

(202) 301-5127

Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 23, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Spire Global, Inc.

Attention: Corporate Secretary

8000 Towers Crescent Drive, Suite 1100

Vienna, Virginia 22182

(202) 301-5127

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board of directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2023 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 6, 2023; and

•	not later than March 8, 2023.

In the event that we hold the 2023 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, a notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2023 annual meeting of stockholders and no later than the close of business on the later of the following two dates:

•	the 90th day prior to the 2023 annual meeting of stockholders; or

•	the 10th day following the day on which public announcement of the date of the 2023 annual meeting of stockholders is first made.

If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Recommendation or Nomination of Director Candidates

Holders of 1% of our fully diluted capitalization for at least 12 months prior to the submission of the recommendation may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Corporate Secretary or legal department at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors. As of March 31, 2022, our board of directors consisted of six directors, four of whom qualified as “independent” under the listing standards of the New York Stock Exchange (“NYSE”). We have a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only one class of directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term will continue until the end of such director’s three-year term and the election and qualification of their successor, or their earlier death, resignation, or removal.

The following table sets forth the names, ages as of March 31, 2022, and certain other information for each of the directors with terms expiring at the Annual Meeting (all of whom are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors:

Name	Class	Age	Position	Current Term Expires	Expiration of Term for Which Nominated
Directors with Term expiring at the Annual Meeting/Nominee
Peter Platzer	I	52	Chief Executive Officer and Chair	2022	2025
Stephen Messer(1)(3)	I	50	Director	2022	2025
Continuing Directors
Jack Pearlstein(3)	II	58	Director	2023
William Porteous(1)(2)(3)	II	49	Director	2023
Theresa Condor	III	41	Chief Operating Officer and Director	2024
Dirk Hoke (2)(3)	III	52	Director	2024

(1)	Member of our compensation committee.
(2)	Member of our nominating and corporate governance committee.
(3)	Member of our audit committee.

Nominees for the Board of Directors

Peter Platzer has served as our President, Chief Executive Officer, and as one of our directors since August 2021. Mr. Platzer served as the co-founder and Chief Executive Officer of Legacy Spire and as one of its directors from September 2012 through the Closing. Prior to this, Mr. Platzer served as Senior Portfolio Manager at Vegasoul Capital, LLC, an asset management firm, from September 2010 to September 2011, and as Director, Proprietary Trader at Deutsche Bank AG, an investment bank and financial services company, from July 2007 to December 2010. Mr. Platzer also served as Head of Quantitative Research at TRG Management LP, also known as The Rohatyn Group, an asset management firm, from May 2003 to July 2007. Mr. Platzer holds a Dipl. Ing (equivalent to B.S., M.S., and PhD qualification exam) in Physics from the Technical University of Vienna, an M.Sc. cum laude in Space Science and Management from the International Space University, and an M.B.A. summa cum laude from Harvard Business School.

Mr. Platzer was selected to serve on our board of directors because of the perspective and experience he brings as our President and Chief Executive Officer.

Stephen Messer has served as one of our directors since August 2021. Mr. Messer served as one of the directors of Legacy Spire from May 2014 through the Closing. Mr. Messer has served as Member at Zephir Worldwide LLC, a venture capital firm, since 2012. Mr. Messer has served as Vice Chairman and Co-Founder at Collective[i], a predictive analytics company, since January 2008 and as President and Co-Founder of World Evolved Services, LLC, a venture capital firm, since January 2006. Prior to this, Mr. Messer served as Chief Executive Officer and Co-Founder at LinkShare Corporation, an affiliate marketing service company acquired by

Rakuten, Inc., from 1996 to 2005. Mr. Messer currently serves on the board of directors of several private companies and on the advisory boards for multiple venture capital firms. Mr. Messer holds a B.A. in Government and Law, History from Lafayette College and a J.D. from Benjamin N. Cardozo School of Law, Yeshiva University.

Mr. Messer was selected to serve on our board of directors because of his extensive business and leadership experience and his experience in the venture capital industry.

Continuing Directors

Theresa Condor has served as our Chief Operating Officer since October 2021 and as one of our directors since August 2021. Prior to her role as Chief Operating Officer, Ms. Condor served as Executive Vice President, General Manager of Space Services and Earth Intelligence since August 2021. Ms. Condor also served as Executive Vice President, General Manager of Space Services and Earth Intelligence at Legacy Spire, in addition to serving in a variety of other roles, since February 2013, and served as one of Legacy Spire’s directors since November 2015. From August 2008 to February 2012, Ms. Condor was with Citi Group Inc., an investment bank and financial services company, where she served most recently as Vice President of Trade Risk Distribution at the Latin America Desk and previously as a Rotating Management Associate. Ms. Condor holds a B.A. in Government from Cornell University and an M.I.A. in International Finance and Policy from the School of International and Public Affairs at Columbia University.

Ms. Condor was selected to serve on our board of directors because of her industry, business, and leadership experience.

Jack Pearlstein has served as one of our directors since August 2021. Mr. Pearlstein previously served as one of NavSight’s co-founders and served as NavSight’s Executive Vice President and Chief Financial Officer and as a member of the NavSight’s board of directors since August 2020. From June 2014 through June 2020, Mr. Pearlstein served as Executive Vice President and Chief Financial Officer of Cision, Ltd., a leading global provider of software and services to public relations and marketing communications professionals. From June 2009 to November 2013, Mr. Pearlstein was the Chief Financial Officer of Six3 Systems, Inc., a leading provider of cybersecurity, intelligence, surveillance, and reconnaissance services and technology to the DoD and the IC. From April 2006 to March 2009, Mr. Pearlstein served as the Chief Financial Officer of Solera Holdings, Inc., a leading global provider of software and services to the automobile insurance claims processing industry. Mr. Pearlstein holds a B.A in Accounting from New York University and an M.B.A. in Finance, from The George Washington University.

Mr. Pearlstein was selected to serve on our board of directors because of his significant experience in the defense and intelligence sectors in both private and public companies.

William D. Porteous has served as one of our directors since August 2021. Mr. Porteous served as one of the directors of Legacy Spire from May 2014 through the Closing. Since August 2000, Mr. Porteous has been with RRE Ventures, LLC, a venture capital firm, where he currently serves as a General Partner and the firm’s Chief Operating Officer, having previously served as a Principal and an Associate. Since 2004, Mr. Porteous has also served as Co-Chairman and Founder at the Dockery Farms Foundation, a non-profit dedicated to preserving the historic property and heritage of Dockery Farms. Mr. Porteous served as an Adjunct Associate Professor at Columbia University from January 2003 to May 2018. He has served on the board of directors of several private companies. Mr. Porteous holds a B.A. in English from Stanford University, an M.B.A. from the Harvard Business School, and an M.Sc. in Economics and Industrial Relations from the London School of Economics and Political Science.

Mr. Porteous was selected to serve on our board of directors because of his extensive business and leadership experience.

Dirk Hoke has served as one of our directors since November 2021. Prior to joining us, Mr. Hoke served as the Chief Executive Officer of the Airbus Defence and Space division of Airbus SE and served as a member of the Airbus Executive Committee from January 2016 to August 2021. Before joining Airbus, he worked at Siemens AG, where he held various executive-level positions including General Manager for the Transrapid Propulsion and Power Supply Subdivision, President of Siemens Transportation Systems China, the first Chief Executive Officer of Siemens Africa and the Division Chief Executive Officer of Industrial Solutions in Germany from May 2005 to December 2015. He holds a degree in Mechanical Engineering from the Technical University of Brunswick, Germany and is an Alumni of the Young Global Leader Program of the World Economic Forum.

Mr. Hoke was selected to serve on our board of directors because of his in-depth experience and leadership in the aerospace industry.

Family Relationships

Mr. Platzer and Ms. Condor, each a director and executive officer of Spire, are husband and wife. There are no other family relationships among any of the directors or executive officers of New Spire.

Director Independence

Under the listing standards of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, NYSE listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under NYSE listing standards, a director will only qualify as an “independent director” if the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company).

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment, and affiliations, our board of directors has determined that Messrs. Hoke, Messer, Pearlstein and Porteous do not have a material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company) and that each of these directors is “independent” as that term is defined under the listing standards of the NYSE. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships, Related Party and Other Transactions.”

Board Leadership Structure and Role of the Lead Independent Director

We believe that the structure of our board of directors and its committees provides strong overall management of our company. Mr. Platzer currently serves as both the chairperson of our board of directors and as our chief executive officer. As our Chief Executive Officer, Mr. Platzer is best positioned to identify strategic priorities, lead critical discussion, and execute our business plans.

Our board of directors has adopted Corporate Governance Guidelines that provide that one of our independent directors will serve as our lead independent director at any time when the chair of our board of directors is not independent, including when our chief executive officer serves as the chair of our board of directors. Our board of directors appointed Mr. Porteous to serve as our lead independent director in March 2022. The board of directors considered Mr. Porteous’ demonstrated leadership during his tenure as a member of the board and also his contributions as a member of the compensation committee, nominating and corporate governance committee and audit committee, and the board of directors believes that Mr. Porteous’ ability to act as a strong lead independent director provides balance in our leadership structure and will be in the best interest of Spire and its stockholders. As our lead independent director, Mr. Porteous presides over periodic meetings of our independent directors, serves as a liaison between Mr. Platzer and our independent directors, and performs such additional duties as our board of directors may otherwise determine and delegate.

Only independent directors serve on the audit committee, compensation committee, and the nominating and corporate governance committee of our board of directors. As a result of the board of directors’ committee system and the existence of a majority of independent directors, the board of directors believes it maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates, and corporate governance programs. We believe that the leadership structure of our board of directors, including Mr. Porteous’ role as lead independent director, as well as the strong independent committees of our board of directors is appropriate and enhances our board of directors’ ability to effectively carry out its roles and responsibilities on behalf of our stockholders, while Mr. Platzer’s combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Board Meetings and Committees

During our fiscal year ended December 31, 2021, our board of directors held three meetings (including regularly scheduled and special meetings). Each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage, but do not require, our directors to attend. This Annual Meeting will be our first annual meeting of stockholders since becoming a public company.

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee

Our audit committee consists of Messrs. Messer, Porteous, Pearlstein and Hoke, with Mr. Pearlstein serving as chairperson. Each member of the audit committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations and the financial literacy and sophistication requirements of the listing standards of the NYSE. In addition, our board of directors has determined that Mr. Pearlstein is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. Our audit committee is responsible for, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and oversee the performance of the independent registered public accounting firm;

•

reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;

•	reviewing our financial statements and our critical accounting policies and estimates;

•	overseeing and monitoring the integrity of our financial statements, accounting and financial reporting processes, and internal controls;

•	overseeing the design, implementation, and performance of our internal audit function;

•	overseeing our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	overseeing our policies on risk assessment and risk management;

•	overseeing compliance with our code of business conduct and ethics;

•	reviewing and approving related party transactions; and

•

approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

No member of our audit committee may serve on the audit committee of more than three public companies, including Spire, unless our board of directors determines that such simultaneous service would not impair the ability of such member to effectively serve on our audit committee and we disclose such determination in accordance with the listing standards of the NYSE.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter for our audit committee is available on our website at ir.spire.com. During 2021, our audit committee held three meetings.

Compensation Committee

Our compensation committee consists of Messrs. Messer and Porteous, with Mr. Messer serving as chairperson. Each member of our compensation committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations and is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, or Rule 16b-3. Our compensation committee is responsible for, among other things:

•	reviewing, approving, and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers, including our chief executive officer;

•	administering our equity compensation plans and incentive compensation plans;

•	establishing and periodically reviewing general policies and plans relating to compensation and benefits of our employees, and overseeing our overall compensation philosophy;

•	reviewing and making recommendations regarding non-employee director compensation to our full board of directors; and

•	evaluating the performance, or assisting in the evaluation of the performance, of our executive officers, including our chief executive officer.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter for our compensation committee is available on our website at ir.spire.com. During 2021, our compensation committee held one meeting.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. Porteous and Hoke, with Mr. Porteous serving as chairperson. Each member of the nominating and corporate governance committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:

•	identifying, evaluating, and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors;

•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	evaluating the performance and attendance of our board of directors and of individual directors;

•	overseeing and reviewing developments in our corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	periodically reviewing and discussing with our board of directors the corporate succession and development plans for our executive officers and certain key employees; and

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter for our nominating and corporate governance committee is available on our website at ir.spire.com. During 2021, our nominating and corporate governance committee did not hold any meetings.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee is responsible for reviewing with the board of directors the appropriate characteristics, skills, and experience required for the board of directors as a whole and its individual members. Our nominating and corporate governance committee uses a variety of methods to identify and evaluate director nominees. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, corporate experience, and diversity and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors, potential conflicts of interest, and other commitments. Nominees must also have the highest personal and professional ethics and integrity, have proven achievement and competence in their field and the ability to exercise sound business judgment, have skills that are complementary to those of the existing board of directors, the ability to assist and support management and make significant contributions to the our success, and understand the fiduciary responsibilities that are required of a member of our board of directors and have sufficient time and energy necessary to diligently carry out those responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of directors and applicable committee meetings. Our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

In its evaluation of director candidates, our nominating and corporate governance committee considers the suitability of each director candidate, including current directors, in light of current size and composition, organization, and governance of our board of directors and the needs of our board of directors and the respective committees of our board of directors. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints.

Our nominating and corporate governance committee also considers the above factors and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, including incumbent directors, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations and Nominations to the Board of Directors

Our nominating and corporate governance committee will consider director candidates recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of Spire Global, Inc. continuously for at least 12 months prior to the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation, amended and restated bylaws, and applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should direct the recommendation in writing by letter us, attention of the General Counsel, at 8000 Towers Crescent Drive, Suite 1100, Vienna, Virginia 22182. Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a statement of support by the recommending stockholder, a signed letter from the candidate confirming willingness to serve on our board of directors, information regarding any relationships between the candidate and our company, evidence of the recommending stockholder’s ownership of our capital stock, and any other information required by our amended and restated bylaws. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the of and should be sent in writing to our Corporate Secretary at Spire Global, Inc. To be timely for the 2023 annual meeting of stockholders, nominations must be received by our Corporate Secretary observing the same deadlines for stockholder proposals discussed above under “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Stockholder Proposals.”

Communications with the Board of Directors

Interested parties wishing to communicate with non-management members of our board of directors may do so by writing and mailing the correspondence to our General Counsel or legal department at Spire Global, Inc., 8000 Towers Crescent Drive, Suite 1100, Vienna, Virginia 22182. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a broker, bank or nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our General Counsel or legal department, in consultation with appropriate members of our board of directors as necessary, will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, will route such communications to the appropriate member or members of our board of directors, or if none is specified, to the chairperson of our board of directors or the lead independent director if there is not an independent chairperson of our board of directors.

Our General Counsel or legal department may decide in the exercise of their or its judgment whether a response to any stockholder communication is necessary and shall provide a report to our nominating and corporate governance on a quarterly basis of any stockholder communications received for which the General Counsel or legal department has responded. This procedure for stockholder communications with non-management members of our board of directors is administered by our nominating and corporate governance.

This procedure does not apply to (i) communications to non-management directors from our officers or directors who are stockholders or (ii) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, which are discussed further in the section titled “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Stockholder Proposals” described above in this proxy statement.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, including independence standards, and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers, as well as contractors, consultants, agents, brokers, distributors or other intermediaries acting on our behalf. The full text of our Code of Business Conduct and Ethics is posted on our website at ir.spire.com. We will disclose any amendments to our Code of Business Conduct and Ethics or any waivers of the requirements of our Code of Business Conduct and Ethics for directors and executive officers on the same website or in filings under the Exchange Act.

Transactions in the Company’s Securities

Our insider trading policy prohibits all of our officers, directors and employees from trading in our securities (or securities of any other company with which we do business) while in possession of material nonpublic information, other than in connection with a Rule 10b5-1 plan adopted in compliance with the policy.

Under our insider trading policy, our officers, directors, and employees may not (i) trade in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued to such persons by Spire), including any hedging or similar transaction designed to decrease the risks associated with holding our common stock, (ii) pledge our securities as collateral for loans, or (iii) hold our securities in margin accounts.

In addition, before any of our directors or executive officers engages in certain transactions involving our securities, such director or executive officer must obtain pre-clearance and approval of the transaction from a compliance officer of the Company.

Role of Board in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational, in the pursuit and achievement of our strategic objectives. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day oversight and management of strategic, operational, legal and compliance, cybersecurity, and financial risks, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of our risk management framework, which is designed to identify, assess, and manage risks to which our company is exposed, as well as to foster a corporate culture of integrity. Consistent with this approach, our board of directors regularly reviews our strategic and operational risks in the context of discussions with management, question and answer sessions, and reports from the management team at each regular board meeting. Our board of directors also receives regular reports on all significant committee activities at each regular board meeting and evaluates the risks inherent in significant transactions.

In addition, our board of directors has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance. Our audit committee also, among other things, discusses with management, the internal auditors, and the independent auditor guidelines and policies with respect to risk assessment and risk management, as well as potential conflicts of interest. Our compensation committee assesses risks arising from our compensation philosophy and practices applicable to all employees to determine whether they encourage excessive risk-taking and evaluates policies and practices that could mitigate such risks. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices and the independence of the board.

Our board of directors believes its current leadership structure supports the risk oversight function of the board.

Director Compensation

Director Compensation Policy

In November 2021, our board of directors approved an amended Outside Director Compensation Policy (the “director compensation policy”). The director compensation policy was developed with input from our independent compensation consultant, Compensia, Inc. (“Compensia”), regarding practices and compensation levels at the same group of peer companies used for executive compensation comparisons and is intended to attract, retain, and reward non-employee directors.

Under the director compensation policy, each non-employee director will receive the cash and equity compensation for board services described below. We also will reimburse our non-employee directors for reasonable, customary, and documented travel expenses to meetings of our board of directors or its committee and other expenses.

Maximum Annual Compensation Limit

Our director compensation policy provides that in any fiscal year, no non-employee director may be granted equity awards (based on grant date fair value determined in accordance with U.S. generally accepted accounting principles (“GAAP”)), and be provided any other compensation, including without limitation cash retainers or fees in amounts that, in the aggregate, exceed $750,000, provided that such amount is increased to $1,000,000 in the fiscal year of initial service as a non-employee director. Equity awards granted or other compensation provided to a non-employee director for services provided as an employee or consultant (other than a non-employee director), or provided before August 16, 2021, will not count toward this annual limit. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Cash Compensation

Our director compensation policy provides for the following cash compensation program for our non-employee directors: following the effective date of such policy, each non-employee director will be paid an annual cash retainer of $30,000, and each non-employee director who serves as the chairperson or lead director of our board of directors or the chair or a member of a committee of our board of directors, will be eligible to earn an additional annual fee of $15,000. For clarity, there are no per-meeting fees for attending board of directors or committee meetings and each non-employee director who serves as the chairperson or lead director of our board of directors or the chair or a member of one or more committees of our board of director, will be eligible to receive only one additional annual fee of $15,000, regardless of the number of positions served.

These fees to our non-employee directors will be paid quarterly in arrears on a prorated basis. Under the director compensation policy, we also reimburse our non-employee directors for reasonable travel expenses to attend meetings of our board of directors and its committees.

Equity Compensation

Initial Award. Pursuant to our director compensation policy, each person who first becomes a non-employee director after the effective date of such policy will receive, on the first trading day on or after the date that the person first becomes a non-employee director, an initial award of restricted stock units with an aggregate grant date fair value, determined in accordance GAAP, equal to $275,000 (with any fractional share rounded down)

(the “Initial Award”). The Initial Award will be scheduled to vest in three, equal installments on each of the one-, two-, and three-year anniversaries of the Initial Award’s grant date, in each case subject to continued services to us through the applicable vesting date. If the person was a member of our board of directors and also an employee, then becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award.

Annual Award. On the first trading day immediately after the date of each annual meeting of our stockholders (an “Annual Meeting”) that occurs following the effective date of our director compensation policy, each non-employee director who has served as a non-employee director for at least six months through the date of such Annual Meeting will receive automatically an annual award of restricted stock units with an aggregate grant date fair value determined in accordance with GAAP, equal to $175,000 (with any fractional share rounded down) (the “Annual Award”). Each Annual Award will be scheduled to vest in full on the earlier of the one-year anniversary of the grant date, or the date of the next Annual Meeting following the grant date, subject to continued services to us through the applicable vesting date.

Change in Control. In the event of a change in control, as defined in the 2021 Equity Incentive Plan, each non-employee director’s then-outstanding equity awards covering shares of our Class A common stock that were granted to him or her while a non-employee director will accelerate vesting in full.

Other Award Terms. Each Initial Award and Annual Award will be granted under the 2021 Equity Incentive Plan (or its successor plan, as applicable) and form of award agreement under such plan.

Stock Awards in Lieu of Cash Retainers. As amended in November 2021, our director compensation policy allows non-employee directors to elect to convert 100% of their cash retainer fees with respect to services to be performed in the next fiscal year of ours into an award of shares of our common stock, or Retainer Award, in accordance with the election procedures under our director compensation policy. Retainer Awards will be granted automatically on the first trading day immediately following each of the four fiscal quarters in the applicable fiscal year, subject to the non-employee director’s continued service with us through such date. The number of shares subject to a Retainer Award will be determined by dividing the amount of cash retainer fees otherwise payable for the most recently completed fiscal quarter described above applicable to the non-employee director, by the closing sales price of a share of our common stock on the grant date of the Retainer Award (or, if no closing sales price was reported on that date, on the last trading day such closing sales price was reported), with the number of shares subject to the Retainer Award, if any fractional share results, rounded down to the nearest whole share.

Stock Option in Lieu of Restricted Stock Units and Cash Retainers. As amended in November 2021, our director compensation policy also allows non-employee directors to elect to receive their Initial Award or Annual Award, as applicable, in the form of stock options to purchase shares of our common stock, in accordance with the election procedures under our director compensation policy. In the case of Annual Awards, any election by the non-employee director will be required to be made for the next calendar year, and in the case of Initial Awards, any election by the non-employee director will be required to be made within a specified period in connection with such individual first becoming a non-employee director. Each stock option award will cover that number of shares of our common stock that results in a grant date fair value, determined in accordance with GAAP, that is equal to the value of the Initial Award or Annual Award as described above (with the number of shares subject to such award, if any fractional share results, rounded down to the nearest whole share), and have the same vesting schedule that applies to the Initial Annual or Annual Award, as applicable, as described above.

Further, any non-employee director who has both an election in place to receive stock options in lieu of restricted stock units for the Annual Award and an election in place to receive cash retainer fees in the form of a Retainer Award, automatically will receive Retainer Awards in the form of stock options. The number of shares of our common stock subject to each such stock option award will be determined as such number of shares, based on the closing sales price of a share of our common stock on the date of the grant of the Retainer Award (or, if no closing sales price was reported on that date, on the last trading day such closing sales price was reported), that would result in a grant date fair value, determined in accordance with GAAP, of the stock option being equal to the cash retainer fees otherwise payable for the most recently completed fiscal quarter described above applicable to the non-employee director (with the number of shares subject to the Retainer Award, if any fractional share results, rounded down to the nearest whole share). Each such Retainer Award granted as stock options will be fully vested and exercisable on its grant date.

Each stock option described above granted under our director compensation policy will have a per share exercise price equal to 100% of the fair market value of a share of our common stock on the award’s grant date, and a maximum term to expiration of 10 years from the grant date.

Other Director Equity Award Grants

Following the closing of the Merger, in November 2021, our board of directors approved the grant of awards of restricted stock units to Messrs. Messer, Porteous and Pearlstein under our 2021 Equity Incentive Plan. The awards of restricted stock units have an aggregate grant date fair value, determined in accordance with GAAP, equal to $175,000, or $275,000 with respect to Mr. Pearlstein (with any resulting fractional share rounded down). The awards of restricted stock units granted to Messrs. Messer and Porteous are scheduled to vest in full on August 16, 2022, subject to continued services to us through such vesting date. The award of restricted stock units granted to Mr. Pearlstein is scheduled to vest in equal installments on August 16 of each of 2022, 2023, and 2024, subject to Mr. Pearlstein’s continued service to us through each applicable vesting date. The board of directors approved such equity awards, following consultation with Compensia, for Messrs. Messer and Porteous which were intended to be substantially equivalent to an Annual Award for their services leading up to and following the completion of the Merger through this Annual Meeting; and for Mr. Pearlstein, which award was intended to be substantially equivalent to an Initial Award, given his commencement of services as a non-employee director beginning August 2021.

Director Compensation Table for Fiscal Year 2021

The following table provides information regarding compensation of our non-employee directors for service as directors, for the year ended December 31, 2021. Directors who are also our employees receive no additional compensation for their service as directors. During 2021, our employee directors, Mr. Platzer and Ms. Condor, did not receive any compensation for their services as directors. See “Executive Compensation” for additional information regarding Mr. Platzer’s compensation. The compensation received by Ms. Condor as an employee is set forth in the footnotes to the table below.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	Total
Theresa Condor(4)	$—	$—	$—	$—
Dirk Hoke(5)	$—	$—	$319,820	$319,820
Stephen Messer	$5,625	$174,999	$345,731	$526,354
Jack Pearlstein	$5,625	$275,001	$—	$280,626
William Porteous	$5,625	$174,999	$—	$180,624

(1)

The amounts reported represent a partial year of the board of directors and committee chair cash compensation due to the timing of our Merger and the effective date of our Outside Director Compensation Policy.

(2)

The amounts reported represent the aggregate grant-date fair value of the RSUs awarded to the director in 2021, computed in accordance with FASB ASC Topic 718, Stock Compensation (“ASC 718”), disregarding forfeiture assumptions. These amounts do not reflect the actual economic value that may be realized by the non-employee directors, and there can be no assurance that these amounts will ever be realized by the non-employee directors.

(3)

The amounts reported represent the aggregate grant-date fair value of awards awarded to the director in 2021, computed in accordance with ASC 718. For discussion of the assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the awards reported in this column, see Note 12 to our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2021.

(4)

Ms. Condor received an aggregate of $751,226.14 in compensation as an employee, comprised of cash in the amount of $217,331, option awards with an aggregate grant date fair value of $240,472, and non-equity incentive plan compensation in connection with commission received from the 2021 Commission Plan of $293,423

(5)	Mr. Hoke joined our board of directors in November 2021.

The following table lists all outstanding equity awards held by our non-named executive officer directors as of December 31, 2021:

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options		Option Exercise Price Per Share ($)	Option Expiration Date	Number of Shares Underlying Unvested Stock Awards
Theresa Condor	6/29/2016	18,282	(1)	0.88	6/29/2026	—
	6/29/2016	146,256	(1)	0.88	6/29/2026	—
	11/15/2016	4,433	(1)	0.98	11/15/2026	—
	11/15/2016	6,565	(1)	0.98	11/15/2026	—
	3/8/2017	15,804	(1)	0.98	3/8/2027	—
	3/21/2018	662,680	(2)	1.85	3/21/2028	—
	11/13/2018	9,488	(3)	1.85	11/13/2028	—
	11/12/2019	54,846	(4)	1.95	11/12/2029	—
	11/2/2020	187,986	(5)	2.17	11/1/2030	—
	11/11/2020	82,269	(6)	2.17	11/10/2030	—
	2/18/2021	127,160	(7)	3.29	2/17/2031	—
Dirk Hoke	11/15/2021	97,969	(8)	5.40	11/15/2031	—
Stephen Messer	4/1/2019	182,820	(9)	3.29	4/1/2029	—
	2/18/2021	6,096	(1)	1.85	2/17/2031	—
	11/9/2021	—		—	—	32,710	(10)
Jack Pearlstein	11/9/2021	—		—	—	51,402	(11)
William Porteous	11/9/2021	—		—	—	32,710	(12)

(1)	The shares of our common stock underlying this option are fully vested and immediately exercisable.
(2)

The shares underlying this option vest, subject to Ms. Condor’s continued role as a service provider to us, as to 1/4th of the total shares on February 21, 2019 with 1/48th of the total shares vesting monthly thereafter.

(3)	The shares of our common stock underlying this option vest, subject to Ms. Condor’s continued role as a service provider to us, as to 1/12th of the total shares monthly commencing on March 11, 2021.
(4)	The shares of our common stock underlying this option vest, subject to Ms. Condor’s continued role as a service provider to us, as to 1/12th of the total shares monthly commencing on February 1, 2021.
(5)

The shares underlying this option vest, subject to Ms. Condor’s continued role as a service provider to us, as to 1/4th of the total shares on November 2, 2020 with 1/48th of the total shares vesting monthly thereafter.

(6)

The shares of our common stock underlying this option vest, subject to Ms. Condor’s continued role as a service provider to us, as to 1/12th of the total shares monthly commencing on December 11, 2023.

(7)	The shares of our common stock underlying this option vest, subject to Ms. Condor’s continued role as a service provider to us, as to 1/12th of the total shares monthly commencing on February 1, 2021.
(8)	The shares of our common stock underlying this option vest, subject to Mr. Hoke’s continued role as a service provider to us, as to 1/3rd of the total shares monthly commencing on November 15, 2022.
(9)

This option is subject to an early exercise provision and is immediately exercisable. The shares of our common stock underlying this option vest, subject to Mr. Messer’s continued role as a service provider to us, as to 1/48th of the total shares monthly commencing on March 3, 2021.

(10)

The service-based vesting condition will be satisfied as to all of the shares of our common stock underlying the RSU on August 16, 2022, subject to Mr. Messer’s continued role as a service provider to us.

(11)

The service-based vesting condition will be satisfied as to 1/3rd of the shares of our common stock underlying the RSU on August 16, 2022, with 1/3rd of the total shares of our common stock vesting yearly thereafter, subject to Mr. Pearlstein’s continued role as a service provider to us.

(12)

The service-based vesting condition will be satisfied as to all of the shares of our common stock underlying the RSU on August 16, 2022, subject to Mr. Porteous’ continued role as a service provider to us.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our board of directors is currently composed of six members. We have a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms.

At each annual meeting of stockholders, directors of a specific class of our board of directors will be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier death, resignation, or removal; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the Delaware General Corporation Law.

Nominees for the Board of Directors

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Peter Platzer and Stephen Messer as nominees for election as directors at the Annual Meeting. If elected, Messrs. Platzer and Messer will serve as directors until the 2025 annual meeting of stockholders and until their successor is duly elected and qualified. Messrs. Platzer and Messer are currently directors of our company. For information concerning the relevant experiences, qualifications, attributes, and skills of the nominee that led our board of directors to recommend these persons as nominees for director, please see the section titled “Board of Directors and Corporate Governance.” Each of Messrs. Platzer and Messer has consented to being named as a nominee in the proxy statement and to continue to serve as a director, if elected; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Messrs. Platzer and Messer. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

Each director is elected by a majority of the votes cast with respect to the election of directors at the Annual Meeting. A majority of votes cast means that the voting power of the shares cast “For” a director’s election exceeds the voting power of the shares cast “Against” that director. Abstentions and broker non-votes will have no effect on the outcome of the vote. You may vote “For” or “Against” for the nominee for election as a director. A director who does not receive a majority of the votes cast “For” election is required by our amended and restated bylaws to resign or will be subject to removal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2022. PwC has served as our independent registered public accounting firm since August 2021.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our audit committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of PwC, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of PwC, our board of directors may reconsider the appointment. Representatives of PwC will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

Change in Certifying Accountant

As previously reported on our Current Report on Form 8-K, dated August 20, 2021, upon the approval of the audit committee of our board of directors, Marcum LLP was dismissed as our independent registered public accounting firm, and PwC was engaged as our independent registered public accounting firm effective August 16, 2021. Marcum LLP served as our independent registered public accounting firm since May 29, 2020, our inception as NavSight, whereas PwC served as the independent registered public accounting firm for us, since December 10, 2019, prior to the Closing. The audit committee decided to engage PwC because, for accounting purposes, our historical financial statements include a continuation of the financial statements of our business.

The reports of Marcum LLP on NavSight’s financial statements as of December 31, 2020 and for the period from May 29, 2020 (inception) through December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph in such report regarding substantial doubt about NavSight’s ability to continue as a going concern. For the period from May 29, 2020 (inception) through December 31, 2020 and the subsequent interim period through August 16, 2021, there were no disagreements between NavSight and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on NavSight’s financial statements for such year. For the period from May 29, 2020 (inception) through December 31, 2020 and the subsequent interim period through August 16, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except for a material weakness in NavSight’s disclosure controls and procedures as a result of NavSight’s restatement of its financial statements to reclassify NavSight’s warrants as described in the Form 10-K/A filed May 12, 2021.

For the period from May 29, 2020 (inception) through December 31, 2020 and the subsequent interim period through August 16, 2021, neither the Company, nor any party on its behalf, consulted with PwC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by PwC that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees (in thousands) for professional audit services and other services rendered to our company by PwC for our fiscal years ended December 31, 2021 and 2020.

	2021	2020
Audit Fees(1)	$3,476,000	$1,231,750
Audit-Related Fees	$—	$—
Tax Fees(2)	$291,568	$—
All Other Fees(3)	$127,000	$—

Total Fees	$3,894,568	$1,231,750

(1)

Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, and reviews of our unaudited quarterly consolidated financial statements. This category also includes fees for services incurred in connection with documents filed with the SEC related to the Closing and completed acquisition of exactEarth Ltd.

(2)	Consists of fees for professional services primarily for tax consulting and compliance services.
(3)	Consists of fees for other permissible work performed by PwC that do not meet the above category descriptions, including a subscription to PwC’s accounting research tool.

Auditor Independence

In our fiscal year ended December 31, 2021, there were no other professional services provided by PwC, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of PwC.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Effective upon the Closing, our audit committee established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. Since the adoption of our pre-approval policy in August 2021, all services provided by PwC have been pre-approved by our audit committee in accordance with the policy.

Vote Required

The ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PwC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and the rules and regulations of the SEC. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. With respect to Spire’s financial reporting process, Spire’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Spire’s consolidated financial statements. Spire’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an independent audit of Spire’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Spire’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited consolidated financial statements with management and PwC;

•	discussed with PwC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•

received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with PwC its independence;

•	reviewed the qualifications and performance of PwC;

•	overseen Spire’s compliance with applicable law (including U.S. federal securities laws and other legal and regulatory requirements); and

•	overseen Spire’s policies with respect to risk assessment and risk management pertaining to the financial, accounting, insurance coverage, investment, and tax matters of Spire.

Based on the audit committee’s review and discussions with management and PwC, the audit committee recommended to the board of directors that the audited financial statements be included in Spire’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

Jack Pearlstein (Chair)

Dirk Hoke

Stephen Messer

William Porteous

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 31, 2022. Our executive officers are appointed by, and serve at the discretion of, our board of directors. We had no other executive officers serving at the end of our fiscal year ended December 31, 2021.

Name	Age	Position
Peter Platzer	52	Chief Executive Officer, President, Chairperson, and Director
Thomas Krywe	50	Chief Financial Officer
Theresa Condor	41	Chief Operating Officer and Director
Ananda Martin	48	General Counsel and Corporate Secretary

For Mr. Platzer’s biography, see “Nominees for the Board of Directors.”

For Ms. Condor’s biography, see “Continuing Directors.”

Thomas Krywe has served as our Chief Financial Officer since August 2021. Mr. Krywe previously served as the Chief Financial Officer of Legacy Spire from October 2020 through the Closing, and in various other positions at Legacy Spire since October 2017. Prior to this, Mr. Krywe served as Vice President, Finance at Jive Software, Inc., a communication software company, from September 2015 to September 2017, and as Senior Director of Finance of the Data Protection Division at Dell EMC, a data storage and information security company and subsidiary of Dell Technologies Inc., from January 2013 to September 2015. Mr. Krywe served as Vice President of Finance and Accounting at 2Wire, Inc., a home networking customer premises equipment manufacturer acquired by Arris International, Plc, from June 2008 to November 2012. Mr. Krywe holds a B.S. in Commerce, Finance from Santa Clara University.

Ananda Martin has served as our General Counsel since August 2021. Ms. Martin served in the same position at Legacy Spire from December 2018 through the Closing. Prior to this, Ms. Martin was Senior Corporate Counsel at Amazon.com, Inc., an e-commerce company, from September 2017 to December 2018. Ms. Martin was an Associate, and subsequently a Partner, at Paul Hastings, LLP, a law firm, from February 2011 to September 2017. Prior to this, she was a Corporate Associate at Perkins Coie LLP, a law firm, from May 2007 to January 2011, and a Litigation Associate at Paul, Weiss, Rifkind, Wharton & Garrison LLP, a law firm, from 2003 to 2006. Ms. Martin holds a B.A. in Japanese and Cultural Anthropology from Washington University in St. Louis, an M.A. in Japanese History from Columbia University, and a J.D. from Harvard Law School.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2021

Name and Principal Position	Year	Salary		Option Awards(1)	Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Peter Platzer	2021	$376,603	(2)	$1,587,287	$—		$188,038	(8)	$2,151,929
Chief Executive Officer	2020	$339,606	(3)	$1,994,931	$—		$128,277	(9)	$2,462,814
Thomas Krywe	2021	$299,451	(4)	$793,642	$—		$—		$1,093,093
Chief Financial Officer	2020	$257,876	(5)	$582,573	$—		$—		$840,449
Keith Johnson	2021	$208,781		$1,114,352	$242,027	(7)	$104,391	(10)	$1,669,550
Former Vice President and General Manager, Federal(11)	2020	$208,049	(6)	$117,049	$702,870		$—		$1,028,554

(1)

The amount reported in this column represents the aggregate grant date fair value of awards granted to each named executive officer, computed in accordance with ASC 718. The assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the awards reported in this column are set forth in Note 12 to Spire’s consolidated financial statements included elsewhere in this prospectus.

(2)	Effective July 1, 2021, Mr. Platzer’s annual base salary was increased from $343,207 to $410,000.
(3)	Effective February 1, 2020, Mr. Platzer’s annual base salary was increased from $300,000 to $343,207.
(4)	Effective July 1, 2021, Mr. Krywe’s annual base salary was increased from $268,902 to $330,000.
(5)	Effective August 1, 2020, Mr. Krywe’s annual base salary was increased from $250,000 to $268,902.
(6)	Effective February 1, 2020, Mr. Johnson’s annual base salary was increased from $200,000 to $208,781.
(7)	The amount reported reflects commission payments Mr. Johnson received in connection with the 2021 Commission Plan.
(8)	The amounts reported include (i) $127,455 in housing and car expenses and (ii) $60,583 in tax gross-up compensation.
(9)	The amounts reported include (i) $92,012 in housing and car expenses and (ii) $36,265 in tax gross-up compensation.
(10)	The amounts reported reflects six months of severance pay in connection with Mr. Johnson’s transition agreement (as defined below).
(11)	Mr. Johnson departed from the Company on December 31, 2021.

Outstanding Equity Awards at 2021 Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021:

		Number of Securities Underlying Unexercised Options(1)
Name	Grant Date	Exercisable		Unexercisable		Option Exercise Price ($)	Option Expiration Date
Peter Platzer	8/17/15	1,405,297	(2)	—		0.88	8/16/25
	3/8/17	37,600	(2)(16)	—		0.98	3/7/27
	3/21/18	1,306,614	(3)(16)	56,810		1.85	3/20/28
	11/12/19	—		109,692	(4)	1.95	11/12/29
	11/2/20	362,230		975,235	(5)	2.17	11/1/30
	11/11/20	—		175,507	(6)	2.17	11/10/30
	2/18/21	501,264		45,570	(7)	3.29	2/17/31
	2/18/21	292,512		—		3.29	2/17/31
Thomas Krywe	8/14/18	127,974		18,282	(8)(16)	1.85	8/13/28
	11/1/18	98,646		29,328	(9)	1.85	11/1/28
	11/12/19	—		54,846	(10)	1.95	11/12/29
	11/2/20	15,650		42,082	(11)	2.17	11/1/30
	11/11/20	—		54,846	(12)	2.17	11/10/30
	11/11/20	89,124		239,952	(13)	2.17	11/10/30
	2/18/21	250,631		22,785	(14)	3.29	2/17/31
	2/18/21	146,256	(2)	—		3.29	2/17/31
Keith Johnson	12/12/17	91,410	(15)	—		1.85	3/31/22
	11/13/18	2,849	(15)	—		1.85	3/31/22
	11/2/20	7,353	(15)	—		2.17	3/31/22
	2/18/21	116,563	(15)	—		3.29	3/31/22

(1)	All of the outstanding equity awards were granted under the Spire Global, Inc. 2012 Stock Option and Grant Plan.
(2)	The shares underlying this option are fully vested and immediately exercisable.
(3)

The shares underlying this option vest, subject to Mr. Platzer’s continued role as a service provider to us, as to 1/4th of the total shares on February 21, 2019 with 1/48th of the total shares vesting monthly thereafter.

(4)	The shares underlying this option vest, subject to Mr. Platzer’s continued role as a service provider to us, as to 1/12th of the total shares monthly commencing on October 1, 2022.
(5)

The shares underlying this option vest, subject to Mr. Platzer’s continued role as a service provider to us, as to 1/4th of the total shares on November 2, 2021 with 1/48th of the total shares vesting monthly thereafter.

(6)	The shares underlying this option vest, subject to Mr. Platzer’s continued role as a service provider to us, as to 1/12th of the total shares monthly commencing on December 11, 2023.
(7)	The shares underlying this option vest, subject to Mr. Platzer’s continued role as a service provider to us, as to 1/12th of the total shares monthly commencing on February 1, 2021.
(8)

The shares underlying this option vest, subject to Mr. Krywe’s continued role as a service provider to us, as to 1/4th of the total shares on June 11, 2019 with 1/48th of the total shares vesting monthly thereafter.

(9)

The shares underlying this option vest, subject to Mr. Krywe’s continued role as a service provider to us, as to 1/4th of the total shares on November 1, 2019 with 1/48th of the total shares vesting monthly thereafter.

(10)	The shares underlying this option vest, subject to Mr. Krywe’s continued role as a service provider to us, as to 1/12th of the total shares monthly commencing on July 11, 2022.
(11)

The shares underlying this option vest, subject to Mr. Krywe’s continued role as a service provider to us, as to 1/4th of the total shares on November 2, 2021 with 1/48th of the total shares vesting monthly thereafter.

(12)	The shares underlying this option vest, subject to Mr. Krywe’s continued role as a service provider to us, as to 1/12th of the total shares monthly commencing on December 11, 2023.
(13)

The shares underlying this option vest, subject to Mr. Krywe’s continued role as a service provider to us, as to 1/4th of the total shares on November 11, 2021 with 1/48th of the total shares vesting monthly thereafter.

(14)	The shares underlying this option vest, subject to Mr. Krywe’s continued role as a service provider to us, as to 1/12th of the total shares monthly commencing on February 1, 2021.

(15)

Mr. Johnson departed from the Company on December 31, 2021, upon which an aggregate of 334,087 unvested options were forfeited, and pursuant to their terms, his vested options remained exercisable until March 31, 2022, following which time all unexercised options were forfeited.

(16)

This award is subject to 100% vesting acceleration in connection with the individual’s termination within 12 months of a change in control (as defined in the applicable award agreement) in which the award is assumed by the successor entity.

Executive Compensation Arrangements

Employment Agreements

Peter Platzer

Legacy Spire previously entered into an offer letter (the “Prior CEO Offer Letter”) and foreign assignment letter, as amended, with Mr. Platzer, our Chief Executive Officer, which was in effect during fiscal year 2021. Subsequently, Spire Global Luxembourg S.à r.l (“Spire Luxembourg”) and Mr. Platzer entered into a Long Term Employment Contract (the “New CEO Employment Agreement”) and a relocation letter, each effective as of January 1, 2022. The New CEO Employment Agreement does not provide for a specified term of employment and supersedes both the Prior CEO Offer Letter and Mr. Platzer’s foreign assignment letter.

New CEO Employment Agreement

The New CEO Employment Agreement provides Mr. Platzer with an annual base salary of €363,159 and the opportunity to receive discretionary bonuses based on the achievement of company and individual goals, as determined by our board of directors and its compensation committee. Additionally, Mr. Platzer is eligible to receive annual equity grants (with amounts determined after taking into account Mr. Platzer’s rank and seniority in relative proportion to annual equity grants to other employees) under and pursuant to the terms of our equity compensation plans.

Under the New CEO Employment Agreement, Mr. Platzer’s employment may not be terminated without prior written notice to Mr. Platzer except under certain circumstances, generally relating to his unauthorized use or disclosure of confidential information or trade secrets of the Company and its subsidiaries, which causes material harm to the Company and its subsidiaries; his material failure to comply with our written policies or rules after written notice and a reasonable cure period of at least 30 days; his conviction of, or plea of “guilty” or “no contest” to, a felony, or his commission of any act of moral turpitude, dishonesty or fraud against, or the misappropriation of material property belonging to, us or its affiliates; his gross misconduct resulting in material harm to us; his continuing failure to perform his reasonably assigned duties after written notice and a reasonable cure period of at least 30 days; or his failure to cooperate in good faith with a governmental or internal investigation of the Company and its subsidiaries or any of their directors, officers or employees, if we requested his cooperation. Such termination of Mr. Platzer’s employment with immediate effect under his New CEO Employment Agreement is referred to in this section as a termination for “cause.”

Mr. Platzer may not terminate his employment without prior written notice to Spire Luxembourg except under certain circumstances, generally relating to a material reduction in his duties, position or responsibilities (except such reduction that occurs solely due to Spire Global being acquired and made part of a larger entity); a material reduction in his base salary, other than (a) a reduction generally applicable to our management team, or (b) a temporary salary reduction of 10% or less in a given year; or a material change in the geographic location of his primary work location of at least 40 kilometers from his current work location, and provided that Mr. Platzer must first provide Spire Luxembourg with written notice of such grounds for resignation with immediate effect within 90 days of the initial existence of such grounds, followed by the expiration of a reasonable company cure period of not less than 30 days. Such resignation by Mr. Platzer with immediate effect under his New CEO Employment Agreement is referred to in this section as a resignation for “good reason.”

If Mr. Platzer’s employment is terminated for subjective reasons related to the employee’s attitude or aptitude, or for reasons related to the economic functioning of the company, or if Mr. Platzer resigns for gross misconduct of the employer, such as a material reduction of his duties, position or responsibilities, then subject to his execution and non-revocation of a release of claims in a form acceptable to Spire Luxembourg within 60 days of such termination or resignation of employment, as applicable, he will become eligible to receive:

•	a lump sum payment equal to nine months of his base salary;

•	a lump sum payment equal to nine months of company-paid COBRA premiums, not to exceed €16,000;

•	full vesting acceleration of all of his then outstanding equity awards; and

•	an extension of the post-termination exercisability period of his options (or any similar awards) through their full term to expiration.

CEO Relocation Letter

Under his relocation letter, Mr. Platzer is eligible to receive certain relocation assistance benefits. Under his relocation letter, Mr. Platzer is eligible to receive: company payment of costs associated with obtaining necessary visas and work permits associated with his relocation to Luxembourg; company-paid business class round-trip airfare for Mr. Platzer and his immediate family to visit the United States twice per calendar year for non-business reasons; reimbursement for 2022 for reasonable and documented housing and utility expenses in accordance with our travel and expense policy, not to exceed €5,100 per month; an automobile for use for 2022 in Luxembourg (including company-paid cost of insurance, maintenance, taxes and registration costs, but excluding fuel and parking expenses); and reimbursement of the cost of private babysitting or daycare services incurred during periods when Mr. Platzer and his wife are both travelling for company business purposes. To the extent any of the benefits under Mr. Platzer’s relocation letter are subject to tax, the taxes will be included in the sums paid to him. Mr. Platzer’s relocation letter provides that upon termination of his employment with Spire Luxembourg, the benefits under his relocation letter cease immediately.

Prior CEO Agreements

While Mr. Platzer’s Prior CEO Offer Letter remained in effect, Mr. Platzer had a target annual cash bonus opportunity equal to 100% of his annual base salary for fiscal year 2021, which base salary was $410,000 as of the end of fiscal year 2021.

During fiscal year 2021, Mr. Platzer was eligible for certain compensation and benefits during his assignment to Luxembourg under his foreign assignment letter. Mr. Platzer was generally eligible to participate in our health and welfare plans and programs maintained in the United States and certain private insurance benefits to the extent local health benefits could not be provided to Mr. Platzer under applicable local policy. Under his foreign assignment letter, Mr. Platzer received company-paid apartment rental near our Luxembourg office of up to €4,250 per month and utility and tax allowance of up to an average of €850 per month; an automobile for use in Luxembourg including insurance, maintenance, taxes and registration costs (excluding fuel and parking expenses); company-paid business-class airfare for Mr. Platzer and his family to travel to the United States twice every 12-month period while on assignment for non-business purposes in accordance with our travel policy, company-paid costs for a local host country international school (or international nursery school, as applicable) for his child; reimbursement for private babysitting or day care services when Mr. Platzer and his spouse were required to travel for work as well as travel costs for his child; company-paid costs for Mr. Platzer’s U.S. naturalization proceedings; reimbursement for airfare for Mr. Platzer and his family to return to the United States at the end of his foreign assignment in accordance with our travel policy and tax gross-ups to the extent the benefits under his foreign assignment letter were taxable income to him. We provided for tax returns for Mr. Platzer and his spouse to be prepared and filed by an accounting firm mutually agreed between us and Mr. Platzer. His foreign assignment letter also entitled Mr. Platzer to participate in our tax equalization policy. Under such policy, Mr. Platzer received benefits resulting in a net after-tax position for him that is substantially equivalent to his tax position were he to be subject only to U.S. federal and state income taxation during his foreign assignment. The equalization benefit generally included providing any foreign assignment-related allowances and benefits to Mr. Platzer on a tax-neutral basis to him.

Thomas Krywe

Legacy Spire previously entered into an offer letter with Mr. Krywe, our Chief Financial Officer. Under his offer letter, Mr. Krywe is an at-will employee and his offer letter provides for no specified term for his employment. Mr. Krywe had a target annual cash bonus opportunity equal to 70% of his base salary for fiscal year 2021, which base salary was $330,000 as of the end of fiscal year 2021.

Keith Johnson

Legacy Spire previously entered into an offer letter with Mr. Johnson, our Vice President and General Manager, Federal. Under his offer letter, Mr. Johnson was an at-will employee and his offer letter provided for no specified term for his employment. Mr. Johnson’s annual base salary for fiscal year 2021 was $208,781 and his annual target cash bonus opportunity was equal to 193% of his base salary for fiscal year 2021. His offer letter provided that, if we terminated Mr. Johnson’s employment without cause, Mr. Johnson would receive an aggregate amount of severance equal to six months of salary payable over 12 months following such termination. Payment of Mr. Johnson’s continued salary severance would be subject to his compliance with non-solicitation and non-competition obligations for one year following his employment, non-disparagement obligations following termination, and compliance with his proprietary information and inventions agreement with us, including confidentiality obligations with respect to certain intellectual property and other proprietary information.

On November 9, 2021, we entered into a Confidential Separation and Release of Claims Agreement (the “transition agreement”) with Mr. Johnson, pursuant to which Mr. Johnson’s employment terminated effective December 31, 2021. Under the transition agreement, during the period from the date of the transition agreement through the termination his employment (the “transition period”), Mr. Johnson continued to receive his then current base salary, remained eligible to receive any bonus or commissions booked during such period, and remained eligible to continue vesting in his then outstanding Company stock options that vest based on continued service. In addition, the transition agreement provided that in exchange for his release of claims in favor of the Company, Mr. Johnson will receive six months of his base salary in 12 equal installments on a monthly basis following termination of his employment and Company-paid COBRA premiums through June 30, 2022. The transition agreement further provided for Mr. Johnson’s acknowledgement of his continued compliance with his obligations of non-solicitation, non-competition and non-disparagement described above and his proprietary information and inventions assignment agreement with us.

2021 Annual Performance Bonus

Each of Mr. Platzer and Mr. Krywe is eligible to receive a performance-based bonus for 2021. Pursuant to each of their respective 2021 Salary Adjustment & Annual Performance Bonus Memos with us, such named executive officer is eligible for a performance bonus based 100%, for Mr. Platzer, or 50%, for Mr. Krywe, on corporate performance criteria relating to, and weighted equally across, certain 2021 annual recurring revenue (“ARR”), certain 2021 revenue, and 2021 ARR per head across average total permanent employees in 2021. A minimum of 80% aggregate achievement is required for any bonus to become payable in relation to such corporate performance criteria, capped at 120% of target. For Mr. Krywe, the remaining 50% of his bonus opportunity is based on individual performance criteria relating to cash funding, closing of a business combination with a special purpose acquisition company, driving our growth, accounting and financial planning and analysis team performance, completion of a public company audit, quarterly compliance work and budgeting. A minimum of 80% aggregate achievement is required by Mr. Krywe for any bonus to become payable in relation to such individual performance criteria, capped at 100% of target.

Certain Changes Occurring Following Completion of the 2021 Fiscal Year

Effective February 1, 2022, Mr. Platzer’s base salary increased to €381,000 and Mr. Krywe’s to $345,000. Upon completion of the 2022 annual performance period, Mr. Platzer will have a target incentive bonus of 100% of his base salary and Mr. Krywe will have a target incentive bonus of 70% of his base salary, subject to review and approval by our board of directors or its compensation committee in February 2023.

2021 Commission Plan

Mr. Johnson participated in our 2021 Commission Plan, pursuant to which he was eligible to receive commission payments based on specified commission rates that applied to certain new and renewal bookings for any products and services booked in 2021 by Mr. Johnson and his team members, new and renewal bookings for any products and services booked in 2021 by us other than by Mr. Johnson and his team members, and revenue achieved by us in 2021. Mr. Johnson’s commission opportunity was not subject to any specified cap. The 2021 Commission Plan was permitted to be amended, modified or discontinued at any time and any such change would be effective as of the start of the next calendar quarter following when such change is approved, provided that the change would not reduce any commissions already earned under such plan. Eligibility to earn commissions under such 2021 Commission Plan could cease if Mr. Johnson’s employment terminated or if he transferred to a position in which he no longer would be eligible to participate in such plan. As described further above, Mr. Johnson’s participation in the 2021 Commission Plan continued during his employment with us including through the transition period as specified in his Confidential Separation and Release of Claims Agreement.

Potential Payments Upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s service terminates, that named executive officer is entitled to receive amounts earned during his term of service, including unpaid salary and accrued but unused vacation, as applicable.

Each named executive officer holds stock options granted under the Spire Global, Inc. 2012 Stock Option and Grant Plan (“2012 Plan”). A description of the termination and change in control provisions in the 2012 Plan and applicable to the stock options granted to our named executive officers is provided above under “Outstanding Equity Awards at 2021 Year-End.”

Mr. Platzer is eligible to receive certain severance benefits pursuant to his offer letter with Spire, as described above.

Mr. Johnson’s employment with us terminated on December 31, 2021. In connection with his departure, he received certain severance benefits, as described above.

At the Closing, we entered into a change in control and severance agreement (the “CIC Agreement”) with Mr. Krywe that provides for certain severance and change in control benefits as summarized below. Spire did not enter into a new change in control and severance agreement with Mr. Platzer or Mr. Johnson.

Mr. Krywe’s CIC Agreement became effective on the business day immediately prior to the Closing Date and supersedes any prior agreement or arrangement that the named executive officer may have had with Legacy Spire that provides for severance or change in control payments and benefits. The CIC Agreement will continue indefinitely until terminated by the parties, provided that if the named executive officer becomes entitled to the severance benefits under the CIC Agreement, the CIC Agreement will terminate once all obligations under it have been satisfied.

The CIC Agreement provides that if, other than during the period beginning three months before a change in control through the one-year anniversary of the change in control (the “CIC Period”), the named executive officer’s employment with Spire is terminated either (x) by Spire without cause (as defined in the CIC Agreement, and excluding by reason of his death or disability) or (y) by the named executive officer for good reason (as defined in the CIC Agreement), then the named executive officer will receive the following severance payments and benefits if he timely executes and does not revoke a separation agreement and release of claims in Spire’s favor:

•

A lump sum cash amount equal to 50% of the named executive officer’s then annual base salary and prorated target bonus (then in effect) based on the portion of the calendar year of his termination that he was employed with Spire, and

•	Company-paid premiums for continued COBRA coverage for up to six months.

If, during the CIC Period, the named executive officer’s employment with Spire is terminated either (x) by Spire without cause (as defined in the CIC Agreement, and excluding by reason of his death or disability) or (y) by the named executive officer for good reason (as defined in the CIC Agreement), he will receive the following severance payments and benefits if he timely executes and does not revoke a separation agreement and release of claims in Spire’s favor:

•

A lump sum cash amount equal to 100% of the named executive officer’s then annual base salary (or if greater, such salary as in effect immediately before the change in control) and prorated target bonus (then in effect or if greater, in effect immediately prior to the change in control) based on the portion of the calendar year of his termination that he was employed with Spire,

•	Company-paid premiums for continued Consolidated Omnibus Budget Reconciliation Act (COBRA) coverage for up to six months; and

•	Vesting acceleration of 100% of his service-based equity awards (that are not subject to achievement of any performance-based or similar vesting criteria).

The CIC Agreement also provides that, if any of the amounts provided for under the CIC Agreement or otherwise payable to the named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986 (the “Code”) and could be subject to the related excise tax, he would receive (to the extent he is entitled to such receipt) either the full payment of benefits under the CIC Agreement or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer. The CIC Agreement does not provide for any tax gross-ups in connection with a change in control.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders(1)	22,047,749	(2)	$2.40	(3)	12,177,092	(4)

(1)

Includes the 2012 Stock Option and Grant Plan (the “2012 Plan”), the 2021 Equity Incentive Plan (the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (the “ESPP”). The 2012 Plan was terminated prior to Closing.

(2)	Includes 22,047,749 shares subject to options and RSUs that were outstanding as of December 31, 2021 that were issued under the 2012 Plan and the 2021 Plan.
(3)	RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.
(4)

As of December 31, 2021, an aggregate of 12,177,092 shares of common stock were available for issuance under the 2021 Plan and ESPP. The 2021 Plan provides that on the first day of each year beginning on January 1, 2022, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 23,951,000 shares, (ii) 5% of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our board of directors may determine. On January 1, 2022, the number of shares of Class A common stock available for issuance under the 2021 Plan increased by 6,954,800 shares pursuant to this provision and the number of shares of Class A common stock available for issuance under the ESPP increased by 1,390,960 shares pursuant to this provision. The increases are not reflected in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 28, 2022 for:

•	each of our directors;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person or group known by us to be the beneficial owner of more than 5% of our Class A or Class B common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 139,418,767 shares of our Class A common stock and 12,058,614 shares of our Class B common stock outstanding as of February 28, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of February 28, 2022 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of February 28, 2022, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Spire Global, Inc., 8000 Towers Crescent Drive, Suite 1100, Vienna, Virginia 22182. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Number of Class A Shares	%		Number of Class B Shares	%	% of Total Voting Power
Executive Officers and Directors:
Theresa Condor(1)	13,614,413	9.5		8,428,672	69.9	35.5
Dirk Hoke	—	—		—	—	—
Keith Johnson(2)	218,175		*	—	—		*
Thomas Krywe(3)	806,131		*	—	—		*
Stephen Messer(4)	387,474		*	—	—		*
Jack Pearlstein(5)	6,633,750	4.6		—	—	2.6
Peter Platzer(6)	13,614,413	9.5		8,428,672	69.9	35.5
William Porteous(7)	6,754,020	4.8		—	—	2.7
All current executive officers and directors as a group (8 persons)(8)	28,901,638	19.3		8,428,672	69.9	40.6

5% Stockholders:
Scottish Enterprise(9)	7,998,288	5.7		—	—	3.2

*	Less than 1%
(1)

Consists of (i) 8,285,428 shares of our Class A common stock held of record by Mr. Platzer, (ii) 4,119,353 shares of our Class A common stock subject to stock options held by Mr. Platzer exercisable within 60 days of February 28, 2022, (iii) 8,285,428 shares of our Class B common stock held of record by Mr. Platzer, (iv) 143,244 shares of our Class A common stock held of record by Ms. Condor, (v) 1,066,388 shares of our Class A common stock subject to stock options held by Ms. Condor exercisable within 60 days of

February 28, 2022, and (vi) 143,244 shares of our Class B common stock held by Ms. Condor. Mr. Platzer and Ms. Condor, as husband and wife, share beneficial ownership of the shares held by each other.
(2)

Consists of 218,175 shares of our Class A common stock subject to stock options exercisable within 60 days of February 28, 2022. Mr. Johnson departed from the Company on December 31, 2021, upon which Mr. Johnson’s unvested option awards were forfeited, and pursuant to their terms, his vested options remain exercisable until March 31, 2022, following which time all unexercised options will also be forfeited.

(3)	Consists of 806,131 shares of our Class A common stock subject to stock options exercisable within 60 days of February 28, 2022.
(4)

Consists of (i) 130,776 shares of our Class A common stock held by Mr. Messer, (ii) 59,418 shares of our Class A common stock subject to stock options exercisable within 60 days of February 28, 2022, and (iii) 197,280 shares of our Class A common stock held of record by Zephir Worldwide LLC. Mr. Messer is a Member at Zephir Worldwide LLC and shares the power to vote and dispose of shares held by Zephir Worldwide LLC. The address for Zephir Worldwide LLC is 626 Millwood Road, Mt. Kisco, NY 10549.

(5)

Consists of (i) 3,333,750 shares of our Class A common stock held of record by Mr. Pearlstein and (ii) 3,300,000 shares of our Class A common stock subject to certain private placement warrants exercisable within 60 days of February 28, 2022.

(6)

Consists of (i) 143,244 shares of our Class A common stock held of record by Ms. Condor, (ii) 1,066,388 shares of our Class A common stock subject to stock options held by Ms. Condor exercisable within 60 days of February 28, 2022, (iii) 143,244 shares of our Class B common stock held by Ms. Condor, (iv) 8,285,428 shares of our Class A common stock held of record by Mr. Platzer, (v) 4,119,353 shares of our Class A common stock subject to stock options held by Mr. Platzer exercisable within 60 days of February 28, 2022, and (vi) 8,285,428 shares of our Class B common stock held of record by Mr. Platzer. Mr. Platzer and Ms. Condor, as husband and wife, share beneficial ownership of the shares held by each other.

(7)

Consists of (i) 4,769,452 shares of our Class A common stock held of record by RRE Ventures V, L.P. and (ii) 1,984,568 shares of our Class A common stock held of record by RRE Leaders Fund, LP (together with RRE Ventures V, L.P., “RRE”). RRE Ventures GP V, LLC is the general partner of RRE Ventures V, L.P., and its managing members and officers are James D. Robinson IV, Stuart J. Ellman, and William D. Porteous, and RRE Ventures GP V, LLC has sole voting and dispositive power with respect to the shares held by RRE Ventures V, L.P. RRE Leaders GP, LLC is the general partner of RRE Leaders Fund, LP, and its managing members and officers are James D. Robinson IV, Stuart J. Ellman, and William D. Porteous, and RRE Leaders GP, LLC has sole voting and dispositive power with respect to the shares held by RRE Leaders Fund, LP. The address for each RRE entity identified in this footnote is 130 East 59th Street 17th Floor, New York, NY 10022.

(8)

Consists of (i) 28,901,638 shares of our Class A common stock and 8,428,672 shares of our Class B common stock beneficially owned by our current executive officers and directors, (ii) 10,057,140 shares of our Class A common stock subject to stock options exercisable within 60 days of February 28, 2022, and (iii) 3,300,000 shares of our Class A common stock subject to Private Placement Warrants exercisable within 60 days of February 28, 2022.

(9)

Based solely on a Schedule 13G filed with the SEC on February 9, 2022, consists of shares of Class A common stock held of record by Scottish Enterprise. Scottish Enterprise is a non-departmental body of the Scottish government and has sole voting and investment power with respect to the shares. The address of Scottish Enterprise is Atrium Court, 50 Waterloo Street, Glasgow G2 6HQ, Scotland.

CERTAIN RELATIONSHIPS, RELATED PARTY AND OTHER TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements, discussed in the sections titled “Board of Directors and Corporate Governance—Director Compensation” and “Executive Compensation,” the following is a description of each transaction and series of similar transactions, since the beginning of the fiscal year preceding our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceed the lesser of (a) $120,000 or (b) 1% of the average of our total assets at year-end for the last two completed fiscal years; and

•

any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Indemnification Agreements

Effective as of the Closing Date, we entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements shall also require us to advance all expenses reasonably and actually incurred by our directors and executive officers in investigating or defending any such action, suit, or proceeding.

Lock-Up Agreement

On August 16, 2021, effective upon the Closing, Mr. Platzer entered into a lock-up agreement with us pursuant to which he agreed, subject to limited exceptions, not to transfer, assign or sell any shares of our common stock that he beneficially owns until the first to occur of (i) one year following the Closing, (ii) such time that the closing price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-day trading day period commencing at least 150 days after the Closing Date, and (iii) the date following the Closing Date on which we completes a liquidation, merger, share exchange or similar transaction.

Pre-Merger Related Party Transactions of NavSight Holdings, Inc.

The following is a description of each transaction since January 1, 2020, and each currently proposed transaction, in which:

•	NavSight was a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of NavSight’s directors, executive officers, or beneficial holders of more than 5% of any class of the capital stock of NavSight, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had a direct or indirect material interest.

Sponsor Shares

On June 16, 2020, Six4 Holdings, LLC, a Delaware limited liability company and stockholder of NavSight (the “Sponsor”) purchased 5,750,000 shares of NavSight Class B common stock for an aggregate price of $25,000, of which up to 750,000 shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, such that the Sponsor would own, on an as-converted basis, 20% of NavSight’s issued and outstanding shares after the initial public offering of NavSight (“IPO”). As a result of the underwriter’s election to fully exercise its over-allotment option, all such shares are no longer subject to forfeiture. The Sponsor subsequently transferred 25,000 of such shares to each of William P. Crowell and Ambassador Henry A. Crumpton, 32,500 to Gilman Louie, and 2,833,750 of such shares to each of Robert Coleman and Mr. Pearlstein, at their original purchase price.

Investor Rights Agreement

In connection with the execution of the Business Combination Agreement, on February 28, 2021, NavSight, the Sponsor, Messrs. Crowell, Louie, Coleman, and Pearlstein and Ambassador Crumpton, and certain stockholders of Legacy Spire entered into the Investor Rights Agreement, pursuant to which, the Sponsor, Messrs. Crowell, Louie, Coleman, and Pearlstein and Ambassador Crumpton agreed, subject to limited exceptions, not to transfer, assign, or sell any of their shares until the first to occur of: (i) one year after the Closing Date, (ii) such time, if any, as the closing price of the NavSight Class A common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date, or (iii) the date following the Closing Date on which NavSight completes a liquidation, merger, share exchange or other similar transaction that results in all of NavSight’s stockholders having the right to exchange their shares of NavSight common stock for cash, securities or other property.

Promissory Note

On June 16, 2020, the Sponsor agreed to loan NavSight an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note (the “IPO Promissory Note”). The IPO Promissory Note was non-interest bearing and payable on the earlier of January 31, 2021 or the completion of the IPO. On September 16, 2020, NavSight paid the outstanding balance due of $119,156 under the IPO Promissory Note.

Administrative Support Agreement

NavSight entered into an agreement, commencing on September 9, 2020 and terminating upon the earlier of NavSight’s consummation of a business combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space, and administrative support services. For the three months ended December 31, 2020 and for the period from May 29, 2020 (inception) through December 31, 2020, NavSight incurred $10,000 in fees for these services, of which such amount is included in accrued expenses in the accompanying condensed balance sheet as of December 31, 2020.

Private Investment in Public Equity (“PIPE”) Subscription Agreements

In connection with the execution of the Business Combination Agreement, on February 28, 2021, NavSight entered into the PIPE subscription agreements with the PIPE investors, pursuant to which, such PIPE investors purchased an aggregate of 24,500,000 shares of our Class A common stock at $10.00 per share for an aggregate purchase price of $245,000,000 immediately prior to the Closing. Messrs. Coleman and Pearlstein, directors and officers of NavSight prior to the Closing, subscribed for an aggregate purchase price of $10,000,000 of the PIPE investment, for which they received an aggregate of 1,000,000 shares of our Class A common stock.

The PIPE subscription agreements provide that New Spire is required to file with the SEC, within 45 calendar days of the Closing Date, a registration statement covering the resale of shares issued pursuant to the PIPE investment and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof but no later than the earlier of (i) the 90th calendar day (or 120th calendar day in the event the SEC reviews and has written comments to the registration statement) following the filing date thereof and (ii) the 10th business day after the date New Spire is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.

The PIPE subscription agreements will be terminated, and be of no further force and effect, upon the mutual written agreement of NavSight and the applicable PIPE investor.

In connection with the PIPE investment, NavSight engaged Credit Suisse Securities (USA) LLC (“Credit Suisse”) as lead placement agent and BofA Securities, Inc. (“BofA Securities”) as a placement agent. In connection with performing services as lead placement agent and placement agent, respectively, Credit Suisse and BofA Securities received fees and expense reimbursements customary for a PIPE transaction (subject to the terms and conditions of their engagement letters with NavSight). BofA Securities previously had been hired to advise Legacy Spire in connection with the proposed business combination and will receive customary compensation in connection therewith. Except in respect of the PIPE investment, BofA Securities did not provide any advice to NavSight, including, but not limited to, regarding the valuation of Spire or the terms of the business combination with Legacy Spire. Prior to accepting its engagement as placement agent, BofA Securities entered into letter agreements with each of NavSight and Legacy Spire pursuant to which each of NavSight and Legacy Spire consented to BofA Securities’ dual roles as financial advisor to Legacy Spire in connection with the proposed business combination and as a placement agent to NavSight in connection with the PIPE investment, and waived any claims it may have based on any actual or potential conflicts in connection with such dual roles. In addition, BofA Securities and its affiliates may provide investment banking and other financial services to NavSight, Spire and their respective affiliates in the future, for which they would expect customary compensation.

Pre-Merger Related Party Transactions of Spire Global, Inc.

The following is a description of each transaction since January 1, 2020, and each currently proposed transaction, in which:

•	Legacy Spire has been a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of Legacy Spire’s directors, executive officers, or beneficial holders of more than 5% of any class of Legacy Spire’s capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had a direct or indirect material interest.

Founder Purchase

The Founders entered into the Business Combination Agreement on February 28, 2021, pursuant to which, at Closing, the Founders purchased a number of shares of our Class B common stock equal to the number of shares of our Class A common stock that each Founder received at Closing, at a purchase price of $0.0001 per share.

Convertible Note Financings

From July 2019 through October 2020, Legacy Spire issued and sold subordinated convertible promissory notes in the aggregate principal amount of $42,883,674 (“2019 Spire Notes”). The 2019 Spire Notes accrued interest at a rate of 8.0% per annum and were converted into shares of our Class A common stock in connection with the Closing. The following table summarizes purchases of the 2019 Spire Notes by related persons:

Name of stockholder	Principal amount of notes
Entities affiliated with Bessemer(1)	$2,639,164
Entities affiliated with RRE(2)	$1,000,000
Entities affiliated with GPO(3)	$2,774,510

(1)

Consists of (i) $1,173,900 in 2019 Spire Notes issued to Bessemer Venture Partners IX Institutional L.P. and (ii) $1,465,264 in 2019 Spire Notes issued to Bessemer Venture Partners IX L.P. Entities affiliated with Bessemer held more than 5% of Legacy Spire’s outstanding capital stock and were represented on the Legacy Spire board of directors at the time of the transaction.

(2)

Consists of $1,000,000 in 2019 Spire Notes issued to RRE Leaders Fund, LP. Entities affiliated with RRE held more than 5% of Legacy Spire’s outstanding capital stock. William Porteous, a General Partner of RRE Ventures, LLC, an affiliate of RRE Leaders Fund, LP, was a member of the Legacy Spire board of directors.

(3)

Consists of (i) $274,510 in 2019 Spire Notes issued to Project Orbit, a Series of GPO Fund Series Select, LLC and (ii) $2,500,000 in 2019 Spire Notes issued to Global Public Offering Master Fund, LP. Key Compton, director of Urgent International Inc., which is managing member of Global Public Offering Fund GP, LLC, which is the general partner of Global Public Offering Master Fund, LP, was a member of the Legacy Spire board of directors.

From January 2021 through February 2021, Legacy Spire issued and sold convertible promissory notes in the aggregate principal amount of $20,000,000 (“2021 Spire Notes”). The 2021 Spire Notes accrued interest at a rate of 8.0% per annum and were converted into shares of our Class A common stock in connection with the Closing. The following table summarizes purchases of the 2021 Spire Notes by related persons:

Name of stockholder	Principal amount of notes
Entities affiliated with Bessemer(1)	$1,231,700

(1)

Consists of (i) $547,860 in 2021 Spire Notes issued to Bessemer Venture Partners IX Institutional L.P. and (ii) $683,840 in 2021 Spire Notes issued to Bessemer Venture Partners IX L.P. Entities affiliated with Bessemer held more than 5% of Legacy Spire’s outstanding capital stock and were represented on the Legacy Spire board of directors at the time of the transaction.

Voting and Support Agreements

Legacy Spire and NavSight were parties to the Voting and Support Agreements, each dated as of February 28, 2021, pursuant to which Peter Platzer, Theresa Condor, Stephen Messer, Zephir Worldwide LLC, Bessemer, and RRE agreed to vote all of their respective shares of Legacy Spire capital stock in favor of the Business Combination Agreement and the transactions contemplated thereby, including the Merger. This agreement terminated upon the Closing.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transactions policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock and any members of the immediate family of and any entity affiliated with any of the foregoing persons are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

All of the transactions described in this section were entered into prior to the adoption of this policy. Although Legacy Spire did not previously have a written policy for the review and approval of transactions with related persons, the Legacy Spire board of directors historically reviewed and approved any transaction where a director or officer had a financial interest, including all of the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest as to the agreement or transaction were disclosed to the Legacy Spire board of directors. The Legacy Spire board of directors would take this information into account when evaluating the transaction and in determining whether such transaction was fair to the company and in the best interest of all of its stockholders.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2020, all executive officers, directors and greater than 10% stockholders complied with all applicable SEC filing requirements except that Ms. Martin informed us that she filed a Form 4 late due to an administrative error.

Fiscal Year 2021 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2021 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at ir.spire.com and are available from the SEC on its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Spire Global, Inc., Attention: Corporate Secretary, 8000 Towers Crescent Drive, Suite 1100, Vienna, Virginia 22182.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Vienna, Virginia

April 22, 2022

Spire Global, Inc. Important Notice Regarding the Availability of Proxy Materials Stockholders Meeting to be held on June 1, 2022 For Stockholders of record as of April 4, 2022 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/SPIR To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. P.O. BOX 8016, CARY, NC 27512-9903Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Spire Global, Inc. Meeting Type: Date: Time: Place: Annual Meeting of Stockholders Wednesday, June 1, 2022 10:00 AM, Eastern Time Annual meeting to be held live via the Internet Please visit www.proxydocs.com/SPIR for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/SPIR SEE REVERSE FOR FULL AGENDA INTERNET www.investorelections.com/SPIR TELEPHONE (866) 648-8133 * E-MAIL paper@investorelections.com For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/SPIR If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or after April 25, 2022. To order paper materials, use one of the following methods.

Spire Global, Inc. Annual Meeting of Stockholders PROPOSAL 1. Election of Class I Directors 1.01 Peter Platzer 1.02 Stephen Messer 2. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2